Exhibit 10.4

EQUITY PLEDGE AGREEMENT

This Equity Pledge Agreement (hereinafter this “Agreement”) is dated May 15, 2012, and is entered into in Hangzhou City, People’s Republic of China (“PRC” or “China”) by and among Zhejiang Jiuxin Investment Management Co., Ltd (“Party A” or “Pledgee”), Zhejiang Jiuying Grand Pharmacy Co., Ltd.  (“Party B” or “Company”), each of the individual shareholders listed on the signature pages hereto (i.e. LIU Lei, JIN Chong’an and QI Li, each a “Pledgor” and collectively, “Party C” or the “Pledgors”) of the Company, and Zhejiang Shouantang Medical Technology Co., Ltd (“Party D”).  Party A, Party B, Party C and Party D are each referred to in this Agreement as a “Party” and collectively as the “Parties”. Party D is made a party hereto for the sole purpose of acknowledging this Agreement.

RECITALS

1.   The Pledgee incorporated in the PRC as a foreign invested enterprise and specializes in enterprise management and consultation.

2.   The Company is engaged in retail of prescription and non-prescription drugs including traditional Chinese medicinal materials, Chinese prepared medicines, cut crude drugs, pharmaceutical chemicals, antibiotics, biochemical drugs, and biological products; retail of pre-packaged food and dairy products (including  milk-based powdered infant formulas)  and retail of general merchandise (collectively the “Business”).

3.   The Pledgors are individual shareholders of the Company, each legally holding such amount of equity interest of the Company as set forth on the signature page of this Agreement and collectively holding 51% of the issued and outstanding equity interests of the Company (collectively the “Pledged Equity Interest”).

4.   The Pledgee and the Company have executed a Consulting Services Agreement (the “Consulting Services Agreement”) concurrently herewith, pursuant to which the Company shall pay consulting and service fees (the “Consulting Services Fee”) to the Pledgee for consulting and related services in connection with the Business.

5.   In order to ensure that the Company will perform its obligations under the Consulting Services Agreement, and in order to provide an additional mechanism for the Pledgee to enforce its rights to collect the Consulting Services Fee from the Company, the Pledgors agree to pledge all their equity interests in the Company as security for the performance of the obligations of the Company under the Consulting Services Agreement, including payment of the Consulting Services Fee.

NOW THEREFORE, the Pledgee and the Pledgors through mutual negotiations hereby enter into this Agreement based upon the following terms:

1.   Definitions and Interpretation.  Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1           “Pledge” refers to the full content of Section 2 hereunder.

1.2           “Pledged Equity Interest” refers to total 51% of the equity interests in the Company legally held by the Pledgors in aggretation.

1.3           “Term of Pledge” refers to the period provided for under Section 3.2 hereunder.

1.4           “Event of Default” refers to any event in accordance with Section 7.1 hereunder.

1.5           “Notice of Default” refers to the notice of default issued by the Pledgee in accordance with this Agreement.

2.           The Pledge.  The Pledgors hereby pledge 51% of the equity interests of the Company collectively held by the Pledgors to the Pledgee as a security for the obligations of the Company under the Consulting Services Agreement (the “Pledge”).  Pursuant thereto, the Pledgee shall have priority in receiving payments from the evaluation or the proceeds from the auction or sale of the Pledged Equity Interest. The Pledged Equity Interest shall hereinafter be referred to as the “Pledged Collateral”.

3.           Term of Pledge.

3.1           The Pledge shall take effect as of the date when the Pledge is recorded in the Administration of Industry and Commerce, and shall expire two (2) years from the Company’s satisfaction of all its obligations under the Consulting Services Agreement (the “Term”).

Equity Pledge Agreement

3.2           During the Term, the Pledgee shall be entitled to vote, control, sell, or dispose of the Pledged Collateral in accordance with this Agreement in the event that Company does not perform its obligations under the Consulting Services Agreement, including without limitations thee failures to pay the Consulting Service Fee.

3.3           During the Term, the Pledgee shall be entitled to collect any and all dividends declared or paid in connection with the Pledged Collateral.

3.4          This Equity Pledge Agreement shall take effect as of the date when this Agreement is duly executed; the effectiveness and performance of this Agreement will not be affected by the pledge registration specified under Section 4 herein. This Agreement shall be in full force and effective until two (2) years from the Company’s satisfaction of all its obligations under the Consulting Services Agreement.

4.           Pledge Procedure and Registration.

4.1           The Pledgors shall be responsible for recording of this Agreement in the Company’s Register of Shareholders at the date of execution of this Agreement.  The Pledgors shall process the registration procedures with the Administration for Industry and Commerce concerning the Pledge as soon as practical after the execution of this Agreement.

4.2           To the maximum extent permitted by the PRC laws, the Pledgors and Pledgee will file the application with Administration for Industry and Commerce with competent authority to register the term of the Pledge under this Agreement.

4.3           Pledgors and Pledgee agree to use their best efforts to take any action required for the completion of the registration of the Pledge, including without limitation, the execution of documents, the payment of filing fees and submission of applications.

5.           Representation and Warranties of Pledgors.

5.1           The Pledgors are the legal owners of the Pledged Collateral.

5.2           Other than to the Pledgee, the Pledgors have not pledged the Pledged Collateral to any other party, and the Pledged Collateral is not encumbered to any other party.

Equity Pledge Agreement

6.           Covenants of Pledgors and the Company.

6.1           During the Term, the Pledgors represent and warrant to the Pledgee for the Pledgee’s benefit that the Pledgors shall:

6.1.1   Not transfer or assign the Pledged Collateral, nor create or permit to create any new pledge or encumbrance to the Pledged Collateral which may adversely affect the rights and/or benefits of the Pledgee without the Pledgee’s prior written consent. Furthermore, without the Pledgee’s prior written consent, the Company would not assist or allow the Pledgor to transfer the Pledged Collateral or create any new pledge or encumbrance on the Pledged Collateral.

The Pledgors shall not alter their respective equity interest ratio in the Company. None of the Pledgors is allowed to transfer his/her/its equity interest in the Company. The Pledgors and the Company shall use their best efforts to extend the operation term of the Company until and unless otherwise instructed in the Pledgee’s prior written notice.

6.1.2   Comply with the laws and regulations with respect to the Pledge; present to Pledgee any notices, orders or advisements with respect to the Pledge that may be issued or made by a competent PRC authority within five (5) days upon receiving such notices, orders or advisements; comply with such notices, orders or advisements; or object to the foregoing matters upon the reasonable request of the Pledgee or with consent from the Pledgee.

6.1.3   Timely notify the Pledgee of any events which may affect the Pledged Collateral or the Pledgors’ rights thereto, or which may change any of the Pledgors’ warranties or affect the Pledgor’s performance of their obligations under this Agreement.

6.2   The Pledgors agree that the Pledgee’s right to the Pledge pursuant to this Agreement shall not be suspended or inhibited by any legal proceedings initiated by the Pledgors, jointly or separately, or by any successor of or any person authorized by the Pledgors.

6.3   In order to protect and perfect the security for the payment of the Consulting Services Fee, the Company and the Pledgors shall execute in good faith and cause other parties who have interests in the Pledged Collateral to execute all the title certificates, contracts, resolutions, and perform actions and cause other parties who have interests to take action, as required by the Pledgee.

Equity Pledge Agreement

6.4   The Pledgors represent and warrant to the Pledgee or its appointed representative (whether a natural person or a legal entity) that they will execute all applicable and required amendments in connection with the registration of the Pledge, and within a reasonable amount of time upon request, provide the relevant notice, order and decision regarding such registration to the Pledgee.

6.5   The Pledgors represent and warrant to the Pledgee that they will abide by and perform all relevant guarantees, covenants, warranties, representations and conditions necessary to insure the rights of the Pledgee under this Agreement.  The Pledgors shall compensate all the losses suffered by the Pledgee as a result of the Pledgors’ failure to perform any such guarantees, covenants, warranties, representations or conditions.

7.           Events of Default.

7.1   The occurrence of any one of the following events shall be regarded as an “Event of Default”:

7.1.1   This Agreement is deemed illegal by a governing authority of the PRC, or the Pledgor is incapable of continuing to perform the obligations herein due to any reason;

7.1.2   The Company fails to timely pay the Consulting Services Fee in full as required under the Consulting Service Agreement;

7.1.3   A Pledgor makes any materially false or misleading representations or warranties under Section 5 herein, or breaches any warranties under Section 5 herein;

7.1.4   A Pledgor breaches the covenants under Section 6 herein;

7.1.5   A Pledgor breaches any terms and conditions of this Agreement;

Equity Pledge Agreement

7.1.6   A Pledgor transfers or assigns, cause to be transferred or assigned, or otherwise abandons the Pledged Collateral without the prior written consent of the Pledgee;

7.1.7   the Company is incapable of repaying debt;

7.1.8   The assets of a Pledgor are adversely affected so as to cause the Pledgee to believe that such Pledgor’s ability to perform the obligations herein is adversely affected;

7.1.9   The successors or agents of the Company refuse, or are only partly able, to perform the payment obligations under the Consulting Services Agreement;

7.2           A Pledgor shall immediately give a written notice to the Pledgee if such Pledgor is aware of or discovers that any event under Section 7.1 herein, or any event that may result in any one of the foregoing events, has occurred or is likely to occur.

7.3           Unless an Event of Default has been resolved to the Pledgee’s satisfaction within 15 days of its occurrence (the “Cure Period”), the Pledgee may, at any time thereafter, give a written default notice (the “Default Notice”) to the Pledgor and require the Pledgors to dispose the Pledged Collateral in accordance with Section 8 herein.

8.           Exercise of Remedies.

8.1           Authorized Action by Secured Party. The Pledgors hereby irrevocably appoint Pledgee as the attorney-in-fact of the Pledgors for the purpose of carrying out the security provisions of this Agreement and to take any action and execute any instrument that the Pledgee may deem necessary or advisable to accomplish the purpose of this Agreement.  Such power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence an Event of Default.  Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

If an Event of Default occurs, or is already proceeding, Pledgee shall have the right to exercise the following rights:

Equity Pledge Agreement

(a)      Collect by legal proceedings or otherwise, and endorse and/or receive all payments, proceeds and other sums and property now or hereafter payable on or on account of the Pledged Collateral;

(b)              Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c)              After the delivery of written notice to the Pledgor, the Pledgee shall be entitled to all the remedy rights and powers under PRC laws and basic provisions of this Agreement, which is including but not limited to: disposing the Pledged Collateral through auction or sale. The Pledgee shall not bear any loss raised from the performance of aforesaid remedy rights and powers;

(d)              Make any compromise or settlement, and take any action the Pledgee deems advisable, with respect to the Pledged Collateral;

(e)              Notify any obligor with respect to the Pledged Collateral to make payment directly to the Pledgee;

(f)              All rights of the Pledgors that they would otherwise be entitled to enjoy or exercise with respect to the Pledged Collateral, including without limitations the rights to vote and to receive distributions, shall cease without any further action by or notice, and all such rights shall thereupon become vested in the Pledgee; and

(g)              The Pledgors shall execute and deliver to the Pledgee such other instruments as the Pledgee may request in order to permit the Pledgee to exercise the rights set forth herein.

8.2           Other Remedies.  Upon the expiration of the Cure Period, the Pledgee, in addition to the remedies set forth in Section 8.1 or such other rights in law, equity or otherwise, may, without notice or demand on the Pledgors, elect any of the following:

Equity Pledge Agreement

(a)              Require the Pledgors to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b)              Foreclose or otherwise enforce the Pledgee’s security interest to the Pledged Collateral in any manner permitted by law or provided under this Agreement;

(c)              Require the Pledgors to immediately resume the performance of this Agreement with their best efforts;

(d)              Exercise any and all rights as the beneficial and legal owner of the Pledged Collateral, including, without limitation, the transfer and exercise of voting and any other rights to the Pledged Collateral; and

(e)              Exercise any and all rights and remedies of a secured party under applicable laws.

8.3           The Pledgee has priority in the receipt of payments from the proceeds of auction or sale of the Pledged Collateral, in part or in whole, in accordance with legal procedures, until all payment obligations under the Consulting Services Agreement are satisfied.

8.4           The Pledgors shall not hinder the Pledgee from exercising its rights in accordance with this Agreement and shall give necessary assistance so that the Pledgee may exercise its rights in full.

9.           Assignment.

9.1            The Pledgors shall not assign or otherwise transfer the rights and obligations herein without the Pledgee’s prior written consent.

9.2           This Agreement shall be binding upon each of the Pledgors and their respective successors, and shall be binding on the Pledgee and each of its successor and assignee.

9.3           Upon the transfer or assignment by the Pledgee of any or all of its rights and obligations under the Consulting Service Agreement, the Pledgee’s transferee or assignee shall enjoy and undertake the same rights and obligations as the Pledgee under this Agreement.  The Pledgors shall be notified of any such transfer or assignment by written notice and at the request of the Pledgee, the Pledgors shall execute such relevant agreements and/or documents with respect to such transfer or assignment.

Equity Pledge Agreement

9.4           In the event of the Pledgee’s change in control resulting in the transfer or assignment of this Agreement, the successor to the Pledgee and the Pledgors shall execute a new equity pledge agreement.

10.        Formalities, Fees and Other Charges.

10.1          The Pledgors shall be responsible for all the fees and expenses in relation to this Agreement, including, but not limited, to legal fees, cost of production, stamp tax and any other taxes and charges.  If the Pledgee pays the relevant taxes in accordance with applicable law, the Pledgors shall fully reimburse the Pledgee of such taxes.

10.2          The Pledgors shall be responsible for all expenses (including, but not limited to, any taxes, application fees, management fees, litigation costs, attorney’s fees, and various insurance premiums in connection with the disposition of the Pledge) incurred by the Pledgee in its recourse to collect from the Pledgors arising from the Pledgors’ failure to pay any relevant taxes and fees.

11.        Confidentiality. The Parties hereby acknowledge and agree to ensure the confidentiality of all oral and written materials exchanged relating to this Agreement.  No Party shall disclose any confidential information to any other third party without the other Parties’ prior written approval, unless: (a) such information was in the public domain at the time it was communicated (unless it entered the public domain without the authorization of the disclosing Party); (b) the disclosure was in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure was required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction underlying this Agreement.  However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof.  The disclosure of confidential information by employees or agents of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities for any breach of confidentiality.

12.        Dispute Resolution.

12.1         This Agreement shall be governed by and construed in accordance with the laws of the PRC.

Equity Pledge Agreement

12.2         Arbitration.  Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the Parties.  Such negotiations shall begin immediately after one Party has delivered to the other Party a written request for such negotiation.  If, within ninety (90) days following the date of such notice, the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”).  The Parties shall jointly appoint a qualified interpreter for the arbitration proceeding and shall be responsible for sharing in equal portions the expenses incurred by such appointment.  The arbitration proceeding shall take place in Shanghai, China.  The outcome of the arbitration shall be final and binding and enforceable upon the Parties.

12.2.1           Arbitration Language and Rules.  Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall be formed pursuant to the arbitration rules of CIETAC. Party B, Party C and Party D shall be deemed as one party in arbitration proceedings for purpose of the arbitration under this Agreement. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of execution of this Agreement.  However, if such rules are in conflict with the provisions of this clause, or with Section 12 of this Agreement, then the terms of Section 12 of this Agreement shall prevail.
12.2.2           Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

12.2.3           Jurisdiction. Judgment or award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the judgment or any order of enforcement thereof.

13.         Notices.  Any notice given by the parties hereto for the purpose of performing the rights and obligations hereunder shall be in writing.  If such notice is delivered by messenger, the time of receipt is the time when such notice is received by the addressee; if such notice is transmitted by facsimile, the time of receipt is the time when such notice is transmitted.  If the notice does not reach the addressee by the end of the business day, the following business day shall be the date of receipt.  The place of delivery is the Party’s address as set forth in the signature pages hereto or the address advised in writing including via facsimile.

14.        Entire Contract. The Parties agree that this Agreement constitutes the entire agreement of the Parties upon its effectiveness and supersedes all prior oral and/or written agreements and understandings relating to this Agreement.

Equity Pledge Agreement

15.        Severability.  If any provision or provisions of this Agreement shall be held by a proper authority to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the PRC, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.        Appendices.  The appendices to this Agreement are incorporated into and are a part of this Agreement.

17.        Amendment or Supplement.

17.1           The Parties may amend this Agreement in writing, provided that such amendment shall be duly executed and signed by the Pledgee, the Company, such Pledgors collectively holding a majority of the Pledged Equity Interests, and Party D, and such amendment shall thereupon become a part of this Agreement and shall have the same legal effect as this Agreement.

17.2           This Agreement and any amendments, modification, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and stamped by the parties hereto. The registration of the Pledge under section 4 will not affect the validity and enforcement of this Agreement.

18.        Language and Copies of the Agreement.  This Agreement shall be executed in both English and Chinese in seven (7) original copies.  Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

 [SIGNATURE PAGE FOLLOWS]

Equity Pledge Agreement

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives as of the date first set forth above.

PARTY A/PLEDGEE:	Zhejiang Jiuxin Investment Management Co., Ltd.
Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

PARTY B/COMPANY:	Zhejiang Jiuying Grand Pharmacy Co., Ltd.
Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Equity Pledge Agreement

PARTY C/PLEDGOR SIGNATURE PAGE

PARTY C/PLEDGORS:

/s/ LIU Lei
LIU Lei

Owns 19.89% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330107196310260910

/s/ JIN Chong’an
JIN Chong’an

Owns 15.81% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 440102196306183258

/s/ QI Li
QI Li

Owns 15.3% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330106197205090081

Equity Pledge Agreement

SIGNATURE PAGE FOR PARTY D

Zhejiang Shouantang Medical Technology Co., Ltd.
Owns 39% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Equity Pledge Agreement

Appendix 1

RESOLUTIONS OF THE SHAREHOLDERS
OF
ZHEJIANG JIUYING GRAND PHARMACY CO., LTD.

WHEREAS, Zhejiang Jiuying Grand Pharmacy Co., Ltd. (“Company”) has entered into a Consulting Services Agreement with Zhejiang Jiuxin Investment Management Co., Ltd., a wholly foreign-owned enterprise under laws of China (“Pledgee”), pursuant to which the Company is obligated to pay certain fees in exchange for the Pledgee’s consultation and related services;

WHEREAS, LIU Lei holds 19.89% of the issued and outstanding equity interests of Company, JIN Chong’an holds 15.81% of the issued and outstanding equity interests of Company and QI Li holds 15.3% of the issued and outstanding equity interests of Company. LIU Lei, JIN Chong’an and QI Li collectively hold 51% of the issued and outstanding equity interests of Company (collectively the “Pledged Equity Interests”), and have decided to pledge the Pledged Equity Interest to the Pledgee pursuant to an Equity Pledge Agreement in order to secure Company’s payment obligations under the Consulting Services Agreement; and

WHEREAS, it is in the best interest of the Company and all shareholders of the Company to enter into the Pledge Agreement;

RESOLVED, that  total 51% of equity interest of the Company collectively held by  LIU Lei, JIN Chong’an and QI Li shall be pledged to the Pledgee pursuant to the Equity Pledge Agreement, the terms and conditions of which are hereby approved.

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Equity Pledge Agreement

SIGNATURE PAGE (1 of 2) FOR SHAREHOLDERS

These resolutions were executed and submitted on May 15, 2012 by the undersigned shareholders collectively hold 100% of the issued and outstanding equity interests of Company:

SHAREHOLDERS:

/s/ LIU Lei
LIU Lei

Owns 19.89% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330107196310260910

/s/ JIN Chong’an
JIN Chong’an

Owns 15.81% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 440102196306183258

/s/ QI Li
QI Li

Owns 15.3% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330106197205090081

Equity Pledge Agreement

SIGNATURE PAGE (2of 2) FOR SHAREHOLDERS

Zhejiang Shouantang Medical Technology Co., Ltd.
Owns 39% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Zhejiang Jiuxin Investment Management Co., Ltd.
Owns 10% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name:  LIU Lei
Title: Executive Director

Equity Pledge Agreement